SECURITIES AND EXCHANGE COMMISSION

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FORM SB-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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Kraig Biocraft Laboratories, Inc.
(Exact Name of Small Business Issuer in its Charter)

Wyoming		83-0459707
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

120 N. Washington Square, Suite 805
Lansing, Michigan 48933

(517) 336-0807
Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Kim Thompson
120 N. Washington Square, Suite 805
Lansing, Michigan 48933
 (517) 336-0807
(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
GREGG E. JACLIN, ESQ.
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.001	16,981,800	$.03	$509,454	$15.64

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the price shareholders were sold to our shareholders in a private placement memorandum. The price of $0.03 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED SEPTEMBER     ,  2007

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

16,981,800
KRAIG BIOCRAFT LABORATORIES, INC.
SHARES OF
CLASS A COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of Class A common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 16,981,800 shares of our common stock can be sold by selling security holders at a fixed price of $.03 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is:  September , 2007

ABOUT OUR COMPANY

Kraig Biocraft Laboratories, Inc. (the "Company") was incorporated under the laws of the State of Wyoming on April 25, 2006. The Company was organized to develop high strength, protein based fiber, using recombinant DNA technology, for commercial applications in the textile and specialty fiber industries.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $.03 was determined by the most recent price at which shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Summary Financial Data

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception (April 26, 2006) through December 31, 2006 are derived from our audited financial statements and the period January 1, 2007 to June 30, 2007 are derived from our unaudited financial statements.

	Six Months Ended June 30, 2007	From Inception- April 26, 2006 through December 31, 2006
STATEMENT OF OPERATIONS	(unaudited)

Revenues	-	-
Total Operating Expenses	213,427	529,667
Net Loss	(219,925)	(530,321)

	Six Months Ended June 30, 2007	From Inception- April 26, 2006 through December 31, 2006
BALANCE SHEET DATA	(unaudited)

Cash	45,239	390
Total Assets	83,139	390
Total Liabilities	288,770	258,096
Stockholders’ Equity (Deficiency)	205,631	(257,706)

WHERE YOU CAN FIND US

We presently maintain our principal offices at 120 N. Washington Square, Suite 805, Lansing, Michigan, 48933. We rent mail and fax receiving services, and access to meeting and conference facilities at this location on a month-to-month basis, our phone number is (517) 336-0807. We believe that this location is sufficient and adequate to operate our current business.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Wyoming in April 2006. With the exception of $45,239 in cash as of June 30, 2007, we have no significant financial resources and no revenue to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO CEASE OPPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. Moreover, in addition to monies needed to continue operations over the next twelve months, we anticipate requiring additional funds in order to significantly expand our research. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion of our research and development. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition, and could lead to the company’s ceasing of its business operations and scientific research.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has never generated any revenue. From inception to June 30, 2007, we have incurred a net loss of $750,246, and an accumulated deficit of $750,246. If we cannot raise additional funds through public or private debt or sale of equity, we may have to delay the expansion of our research, and we may further be forced to reduce the current pace of our research.  In a worse case scenario, the failure to raise additional funding could be fatal to the corporation.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF KIM THOMPSON, OUR ONLY OFFICER. WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Kim Thompson, our only officer. The loss of his services could have a material adverse effect on our business, financial condition or results of operation.

WE ARE OPPERATING IN A HIGHLY COMPETITIVE MARKET AND WE ARE UNSURE AS TO WHETHER OR NOT THERE WILL BE ANY CONSUMER DEMAND FOR OUR PRODUCTS.

Some of our competitors are much larger and better capitalized than we are. It may be that our competitors will better address the same market opportunities that we are addressing. These competitors, either alone or with collaborative partners, may succeed in developing business models that are more effective or have greater market success than our own. The Company is especially susceptible to larger enterprises that invest more money in research and development and marketing. Moreover, the market for our products is large but highly competitive. There is little or no hard data that substantiates the demand for our products or how this demand will be segmented. It is possible that there will be low consumer demand for our products, or that interest in our products could decline or die out, which would cause us to be unable to sustain our operations.

CERTAIN RISKS EXIST WITH REGARD TO PRODUCT LIABILITY, INCLUDING BUT NOT LIMITED TO DESIGN DEFECT, ENVIRONMENTAL HAZARDS, QUALITY CONTROL, AND DURABILITY OF PRODUCT.

With respect to our product liability, certain risks exist concerning design defect, environmental hazards, quality contol and durability product.  This potential liability is increased when the Company's products in development may be used as protective and safety materials.  This potential liability is also increased by virtue of the fact that the Company's products, if successfully developed, will be produced by means of genetic engineering.  These transgenic methods may carry inherent environmental risks and the production of the products may therefore also be heavily regulated by the government.

WE ARE POTENTIALLY LIABLE TO ANY PERSON WHO IS INJURED BY, OR WHILE USING, ONE OF OUR PRODUCTS.

There is tremendous potential liability to any person who is injured by, or while using, one of the Company's products.  The Company may be strictly liable for any injury.  This liability might not be covered by insurance, or may exceed the Company’s coverage.  Under these circumstances the investor could expect to lose his entire investment.

GOVERNMENTAL REGULATION REGARDING IMPORT/EXPORT, TAXES, TRANSGENIC, SCIENTIFIC RESEARCH AND UNIVERSITY BASED RESEARCH, BIOLOGICAL RESEARCH, TRANSGENIC PRODUCT MANUFACTURE AND DISTRIBUTION, ENVIRONMENTAL REGULATION, PACKAGING REQUIREMENTS, ETC., MAY BE ADVERSE TO THE OPERATIONS, RESEARCH AND DEVELOPMENT, REVENUES, AND POTENTIAL PROFIT OF THE COMPANY.

Our industry is highly regulated.  As such, it is possible that government regulation regarding import/export, taxes, transgenic, scientific research and university based research, biological research, transgenic product manufacture and distribution, environmental regulation, packaging requirements, etc., may be adverse to the operations, research and development, revenues, and potential profit of the company.

THE COMPANY IS ESPECIALLY AT RISK FROM GOVERNMENTAL RESTRICTION AND REGULATIONS AS THE COMPANY’S BUSINESS INVOLVES THE DEVELOPMENT OF MATERIALS BY USE OF TRANSGENIC AND POTENTIALLY HAZARDOUS ORGANISMS.

U.S. federal and state regulations impose strict regulation on the use, storage, and transportation of such transgenic organisms.  The law will imposes severe penalties on the Company for any breach of regulations, for any spill, release, or contamination caused while the substances are under the ownership or control of the Company or its agents.  Although the Company is not aware of any such breach of governmental regulation, or of any spill, release, or contamination at this time, if such a release, or other regulatory breach does occur in the future, the resulting clean up costs, and/or fines and penalties, would cause a material negative effect on the Company and its financial future.

THE COMPANY HAS NO PATENTS OR DESIGN PATENTS ON ANY OF ITS PRODUCTS IN DEVELOPMENT.

At this time, the Company has no patents or design patents on any of its products in development.  As a result, there is a possibility that the Company's products could be imitated or directly manufactured and sold by a competitor.  It is also possible that some or all of the Company's research, development ideas and proposed products are covered by patent rights held by some other entity.  In that event, the Company could incur devastating liability and be forced to cease operations.

ALTHOUGH WE HAVE ENTERED INTO AN INTELLECTUAL PROPERTY LICENSING AGREEMENT WITH A UNIVERSITY THAT PROVIDES CERTAIN EXCLUSIVE RIGHTS TO USE INTELLECTUAL PROPERTY AND GENETIC SEQUENCES OWNED BY THE UNIVERSITY THERE CAN BE NO GUARANTEE OF THE VIABILITY OF THAT INTELLECTUAL PROPERTY OR THE LEGAL RIGHTS TO USE SUCH PROPERTY.

Without guarantee of the viability of the intellectual property of the university or the legal rights to use such property, there is a substantial risk that the subject patents could either be challenged or voided, or that the licensed intellectual property is worthless and without utility.  There is also a risk that the company will need to license additional intellectual property from persons or entities in order to successfully complete its research and development.  There can be no guarantee that the Company will be able to enter into a license agreement with such persons or entities.  In such event any investment may be lost.

THE INTELLECTUAL PROPERTY WHICH WE HAVE LICENSED FROM THE UNIVERSITY IS COVERED BY A SERIES OF US PATENTS AND US PATENT APPLICATIONS WITH LIMITED OR NO INTERNATIONAL PATENT PROTECTION.

With limited or no international patent protection, there is therefore a substantial risk of overseas competitors using the same technology described in said patents we have licensed to use.  There is also a substantial risk that the patents would expire prior to the time that the Company is ready to market or commercialize any product, or while the Company is still in research and development of proposed products.  In which event the patents would be worthless and would not protect the company from potential competitors who would then have low barriers to entry and who would be in a position to out compete the Company.  Some, but not all, of the gene sequences that the Company has licensed from the university, are covered by restrictions in the licensing agreement which preclude their use by the Company for sporting goods and medical applications.

OUR RESEARCH, PROPOSED PRODUCTS, PRODUCT NAMES, LABELS, SIGNAGE AND ADVERTISING MATERIAL, ARE NOT PROTECTED BY ANY COMPANY OWNED TRADEMARK, OR MAY BE SUBJECT TO AN EXPIRED TRADEMARK.

Without trademark protection we may be forced by litigation, or threat of litigation, to abandon product names, labels, signage, advertising material, and even its research.  In such event, we would incur substantial material expense, and would lose the value of marketing and promotional work and its research performed up to that date.  These losses would be in addition to the loss resulting from the payment of an award of damages to the party instituting or threatening litigation.  The likely result would be a loss of the entire investment.

DUE TO THE SPECULATIVE NATURE OF THIS SCIENTIFIC AND BIOLOGICAL RESEARCH, THERE CAN BE NO GUARANTEES THAT WE WILL SUCCEED IN DEVELOPING NEW FIBERS OR THAT OUR USE OF NOVEL TRANSGENIC METHODS WILL BE SUCCESSFUL.

We are engaging in research and development of new recombinant protein based fibers.  Due to the speculative nature of this scientific and biological research, there can be no guarantees that the Company will succeed in developing new fibers or that its use of novel transgenic methods will be successful.  For these and other reasons, the purchase of stock must be considered to be highly speculative and risky.

WHILE NO CURRENT LAWSUITS ARE FILED AGAINST THE COMPANY, THE POSSIBILITY EXISTS THAT A CLAIM OF SOME KIND MAY BE MADE IN THE FUTURE.

While no current lawsuits are filed against the Company, the possibility exists that a claim of some kind may be made in the future. While we will work to insure high product quality and accuracy in all marketing and labeling, no assurance can be given that some claims for damages will not arise. While we plan to properly insure ourselves with standard product liability insurance, there can be no assurance that this insurance will be adequate to cover litigation expenses and any awards to plaintiffs.

THE ABILITY TO SUCCESSFULLY DEPLOY OUR BUSINESS MODEL IS HEAVILTY DEPENDENT UPON UNITED STATES’ ECONOMIC CONDITIONS.

The ability to successfully deploy our business model is heavily dependent upon the general state of the US economy. We cannot assure you that favorable conditions will exist in the future. A general economic recession in the United States or a devaluation of the US Dollar relative to the Euro could have a serious adverse economic impact on us and our ability to obtain funding and generate projected revenues.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $.03 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were most recently sold to our shareholders in our private placement which was completed September 12, 2007 pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The Class A common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 9,016,500 shares of our Class “A” common stock held by 32 shareholders of our common stock which sold in our Regulation D Rule 506 offering completed September 12, 2007 and 7,965,300 shares of our Class “A” common stock issued since our inception (April 26, 2007) pursuant to the exemption from registration contained in Section 4(2) of the Act.

The following table sets forth the name of the selling stockholders, the number of shares of Class A common stock beneficially owned by each of the selling stockholders as of September 25, 2007 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common stock owned after offering
Kim Thompson	32,062,550	1,122,200	30,940,350	61.96%
Samuel Ching (1)	2,100,400	2,100,400	0	0
Richard Duzenbury (2)	400	400	0	0
U of Wyoming Foundation	1,750,000	61,300	1,688,700	3.38%
Malcolm Fraser	330,000	6,000	324,000	0.65%
Worth Equity Fund, L.P. (3)	175,000	175,000	0	0

Lion Equity (4)	4,500,000	4,500,000	0	0
Sean March	4,000,000	4,000,000	0	0
Nicholas G. Kontos	2,250,000	2,250,000	0	0
Edward M. Defeudis	830,000	830,000	0	0
Woodland Hills Fund, SA (5)	600,000	600,000	0	0
Coral Springs Fund, SA (6)	300,000	300,000	0	0
Kristin Lee Sirota	10,000	10,000	0	0
Ann Harvey	10,000	10,000	0	0
Barry S. Wattenberg	10,000	10,000	0	0
Lucie Rousse	10,000	10,000	0	0
Karen E. Gallagher	6,000	6,000	0	0
Kyan W. Kraus	6,000	6,000	0	0
Carlos E. Gauch	5,000	5,000	0	0
Sarah Ferreira	5,000	5,000	0	0
Caroline Sirota	5,000	5,000	0	0
Priscila S. Ferreira	2,500	2,500	0	0
Gene Defeudis	830,000	830,000	0	0
Heidi Thompson (7)	5,000	5,000	0	0
Frank Thompson (8)	5,000	5,000	0	0
Jonathan Sweet (9)	10,000	10,000	0	0
Gary Lam	2,500	2,500	0	0
Frank Dantimo	6,000	6,000	0	0
Denise M Demarco Dantimo	6,000	6,000	0	0
Sirota & Associates PA (10)	54,000	54,000	0	0
JR Acquisitions & Consultants (11)	28,000	28,000	0	0
Marcos A. Lopez, Jr.	2,500	2,500	0	0
Olga C. Lopez	2,500	2,500	0	0
Camila Camargo	2,500	2,500	0	0
Bizmar Martinez	2,500	2,500	0	0
Michelle Y. Galletto	2,500	2,500	0	0
Inversiones G & G Corp. (12)	2,500	2,500	0	0
Douglas Nicaragua	2,500	2,500	0	0
Michael L. Price	3,000	3,000	0	0

(1)	Samuel is the father-in-law of Kim Thompson, an officer and director of the Company.

(2)	Richard Duzenbury is the husband of the mother of Kim Thompson, an officer and director of the Company.

(3)	Worth Equity Fund, L.P. is managed by its general partner Spider Investments LLC. The principal of Spider Investments is Edward C. Defeudis.

(4)	Edward C. Defeudis is the principal of Lion Equity.

(5)	Carlos J. Solorano Castillo is the principal of Woodland Hills Fund, SA.

(6)	Rafael A. Vargas Rojas is the principal of Coral Springs Funds, SA.

(7)	Heidi Thompson is the sister of Kim Thompson, an officer and director of the Company.

(8)	Frank Thompson is the father of Kim Thompson, an officer and director of the Company.

(9)	Jonathan Sweet is a first cousin of Kim Thompson, an officer and director of the Company.

(10)	George Sirota is the principal of Sirota & Associates PA.

(11)	Junior Corzo is the principal of JR Acquisitions & Consultants.

(12)	Gilberto Arroyave is the principal of Invesionnes G & G Corp

Except as listed below, to our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	Are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $.03 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $.03 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,
o	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
o	through direct sales to purchasers or sales effected through agents,
o	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
o	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus.

We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $45,000.

Notwithstanding anything set forth herein, no NASD member will charge commissions that exceed 8% of the total proceeds of the offering.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer’s and director’s and their respective ages as of September 25, 2007 are as follows:

NAME	AGE	POSITION

Kim Thompson	46	President, Chief Executive Officer and Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

KIM THOMPSON, 46, President, CEO, and Director.  Mr. Thompson was a founder of the California law firm of Ching & Thompson which was founded in 1997 where he specialized in commercial litigation.  He has been a partner in the Illinois law firm of McJessy, Ching & Thompson since 2004 where he also specializes in commercial litigation.   Mr. Thompson received his bachelor’s degree in applied economics from James Madison College, Michigan State University, and his Juris Doctorate from the University of Michigan.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.  Mr. Thompson is employed as the CEO of the company pursuant to a five year employment contract.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of September 25, 2007 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Kim Thompson 120 N. Washington Square, Suite 805 Lansing, MI 48933	32,062,550	64.21%

Common Stock	Lion Equity 1001 Brickell Bay Dr, Suite 1812 Miami, FL 33131	4,500,000	9.01%

Common Stock	Sean March 8901 South Ocean Dr. #14 W. Hollywood, FL 33019	4,000,000	8.01%

Common Stock	All executive officers and directors as a group	32,062,550	64.21%

(1)	The percent of class is based 49,934,850 shares of our common class “A” stock issued and outstanding as of September 25, 2007.

DESCRIPTION OF SECURITIES

General

Our original articles of incorporation authorized 60,000,000 shares of Class A common stock, 25,000,000 shares of Class B common stock with no par value per share and 10,000,000 shares of preferred stock with no par value per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

As of September 25, 2007, 49,934,850 shares of common stock Class A are issued and outstanding and held by 39 shareholders. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of common stock do not have cumulative voting rights.

Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, we are authorized, without shareholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our articles of incorporation also provide that we are authorized to issue up to 10,000,000 shares of preferred stock with no par value   per share. As of the date of this prospectus, there are no shares of preferred stock issued and outstanding. Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

As further described in our financial statements, the company anticipates that it will issue 200,000 preferred shares to Kim Thompson pursuant an agreement between the company and Mr. Thompson.  Such preferred shares will have no right to dividends or other distributions, but will have super voting rights such that each preferred share will have the voting power equivalent to one hundred common class “A” shares.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Webb & Company, P.A. to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Wyoming Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933.Insofar as indemnification for liabilities arising under the Securities Act of1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated in April 2006 in the State of Wyoming and 33,329,200 shares each of Class “A” common stock were issued to Kim Thompson in exchange for Intellectual Property.  On December 29, 2006, Mr. Thompson surrendered 1,166,650 shares of Class “A” common stock pursuant to the Stock Purchase Agreement entered into with Worth Equity Fund, L.P.

DESCRIPTION OF BUSINESS

Kraig Biocraft Laboratories, Inc. was incorporated in April 2006 in Wyoming. Our business office is located at 120 N. Washington Square, Suite 805, Lansing, Michigan 48950.

The Market

We are focusing our work on the development and production of high performance and technical fiber.  The performance fiber market is currently dominated by two classes of product: aramid fibers and ultra high molecular weight polyethylene fiber.  These products service the need for materials with high strength, resilience, and flexibility.  Because these synthetic performance fibers are stronger and tougher than steel, they are used in a wide variety of military, industrial, and consumer applications.

The users of these materials include the military and police departments, which employ them for ballistic protection.  The materials are also used for industrial applications requiring superior strength and toughness, i.e. critical cables and abrasion/impact resistant components.  These fibers are also employed in safety equipment, and high strength composite materials for the aero-space industry.

The Product

It has long been known that certain fibers produced in nature possess unique mechanical properties in terms of strength, resilience and flexibility.  These protein based fibers, exemplified by spider silk, have been the subject of much interest to materials scientists.

We believe that the production of  recombinant protein based polymers in commercial quantities holds the promise of a material, which is lighter, thinner, more flexible, and tougher than aramid fibers. Other applications include use as structural material for aircraft, and for any application in which light weight and high strength are required.

While the properties of spider silks are well known, there is presently no known way to produce the fibers in commercial quantity.  The spiders are cannibalistic, and can not be raised in concentrated colonies.

The Technology

While scientists have been able to replicate the proteins that are the building blocks of spider silk, the technological barrier that has stymied production, is the incapacity to form these proteins into a fiber with the desired mechanical characteristics.

We have acquired the right to use the patented genetic sequences and genetic engineering technology developed in two university laboratories.  Our technology builds upon the unique advantages of the discoveries made within the university system.  The university technology, in collaboration with our own concepts and leadership, form the foundations of our research and product development.

We are working to use this genetic engineering technology to create recombinant protein based polymers.  Management is committed to steering the research toward the development of commercial production of spider silks, spider silks analogs and new polymers composed of recombinant proteins. The goal is to create recombinant fibers for use in the technical textiles market.

The Company

The inventor of this technology concept, Kim Thompson, is the founder of Kraig Biocraft Laboratories, Inc.

Certain patented genetic tools, methods, and proprietary gene sequences invented and discovered by university researchers are pivotal in our work.  We have negotiated and obtained certain exclusive proprietary rights to use the universities’ intellectual property for our product development and commercialization.

The company has entered into a intellectual property and collaborative research agreement with the University of Notre Dame, whereby the genetic work is being conducted in concert with the University and within the University’s laboratories.  The company has also entered into an intellectual property and sponsored research agreement with the University of Wyoming.  Pursuant to these two agreements, the company anticipates that the genetic work will be performed primarily or exclusively within university controlled genetic laboratories.  Also pursuant to these agreements, we have ongoing financial commitments to both universities in connection with the collaborative and sponsored scientific and genetic research.  We are  performing our research in cooperation and collaboration with researchers within the two university systems.  At the present time, we do not itself operate any laboratories, and all laboratories are owned and operated by the universities.

We are  in the research and development stage.   We currently have no developed products and does not produce any revenue from the sale of products.  Management anticipates that we will remain in the research and development stage for the next two to three years at a minimum.

MANAGEMENT DISCUSSION AND ANALYSIS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

During the next twelve months, we expect to take the following steps in connection with the further development of our business and the implementation of our plan of operations:

»
We expect to spend approximately $150,000 on collaborative research and development of high strength polymers at the University of Notre Dame over the next twelve months.  We believe that this research is essential to our product development.  If our financing will allow, management will give strong consideration to accelerating the pace of spending on research and development within the University of Notre Dame’s laboratories.

»
We expect to spend approximately $13,800 on collaborative research and development of high strength polymers and spider silk protein at the University of Wyoming over the next twelve months.  We believe that this research is important to our product development.  This level of research spending at the university is also a requirement of our licensing agreement with the university.  If our financing will allow, management will give strong consideration to accelerating the pace of spending on research and development within the University of Wyoming’s laboratories.

»
We will actively consider pursuing collaborative research opportunities with other university laboratories in the area of high strength polymers.  If our financing will allow, management will give strong consideration to increasing the depth of our research to include polymer production technologies that are closely related to our core research

»
We will consider buying an established revenue producing company which is operating in the biotechnology arena, in order to broaden our financial base and increase our research and development capability. We expect to use a combination of stock and cash for any such purchase.

»
We will also actively consider pursuing collaborative research opportunities with university laboratories in areas of research which overlap the company’s existing research and development.  One such potential area for collaborative research which the company is considering is protein expression platforms.  If our financing will allow, management will give strong consideration to increasing the breadth of our research to include protein expression platform technologies.

Limited Operating History

We have not previously demonstrated that we will be able to expand our business through an increased investment in our resaerch and development efforts. We cannot guarantee that the resaerch and development efforts described in this Registration Statement will be successful. Our business is subject to risks inherent in growing an enterprise, including limited capital resources, risks inherent in the research and development process and possible rejection of our products in development.

If financing is not available on satisfactory terms, we may be unable to continue expanding our operations. Equity financing will result in a dilution to existing shareholders.

Results of Operations for the Six Months Ended June 30, 2007.

Revenue for the six months ended June 30, 2007 was $0.  This compares to $0 in revenue for the preceding period dated from the founding of the corporation in April, 2006 to June 30, 2006.  No sales are anticipated during the next twelve months as the company will remain in the research and development stage.

Research and development expenses for the six months ended June 30, 2007 was $95,169.  This compares to $152,463 spent on research and development in the period from inception to June 30, 2006.  The decrease in research and development is primarily attributable to the company entering into a research and development agreement with the University of Notre Dame whereby we are sponsoring research and development within the university’s laboratories.  The decrease in research and development expense is secondarily attributable to payments made to the University of Wyoming for research that we are sponsoring in that university’s laboratories.

Capital Resources and Liquidity

As of June 30, 2007 we had $45,239 in cash.

We believe we can not satisfy our cash requirements for the next twelve months with our current cash.  Completion of our plan of operation is subject to attaining adequate financing.  We cannot assure investors that adequate financing will be available. In the absence of such financing, we may be unable to proceed with our plan of operations.

We anticipate that our operational, and general & administrative expenses for the next 12 months will total approximately $400,000. We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and our progress with the execution of our business plan.

In the event we are not successful in obtaining financing, we may not be able to proceed with our business plan for the research and development of our products.  We anticipate that we will incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

DESCRIPTION OF PROPERTY

Kraig Biocraft Laboratories, Inc.  was incorporated in April 2006 in Wyoming. Our business office is located at 120 N. Washington Square, Suite 805, Lansing, Michigan 48950.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In April 2006, we issued 33,229,200 restricted shares of Class “A” common stock to our founder, Kim Thompson, in consideration for for intellectual property.  The shares were issued pursuant to the exemption from registration contained in Section 4(2) of the Act.  No commission was paid to anyone in connection with the sale of Shares to Mr. Thompson.

On December 29, 2006, Mr. Thompson surrendered 1,166,650 shares of Class “A” common stock pursuant to the Stock Purchase Agreement entered into with Worth Equity Fund, L.P.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 39 shareholders of our common stock.

Stock Option Grants

In 2006, our CEO, Kim Thompson, received substantial warrants on our stock pursuant to the employment agreement between Mr. Thompson and us.  However, Mr. Thompson surrendered all such warrants and options to the corporation prior to the close of the 2006 calendar year.  As of this date, we have no outstanding stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

EXECUTIVE COMPENSATION

Summary Compensation Table

Compensation of Executive Officers

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended June 30, 2007 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Totals ($)

Kim Thompson	2006	$123,333	(1)	0	0	$126,435	(2)	0	0	0		$249,768
President, Chief Executive Officer and Director	2007	$196,100		0	0	0		0	0	8,204	(3)	$204,304

1)	Prorated based upon a salary of $185,000 for the year such amount has not been paid but has been accrued.

2)	None of the options were exercised and have been subsequently cancelled.

3)	For the calendar year 2007, Kim Thompson is to receive $7,229 in medical and dental insurance as well as $950 for automobile expenses pursuant to an employment agreement entered into with us.

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table from January 1, 2007 through September 25, 2007.  Warrants were granted to the executive officer in 2006, however the same have been returned to the corporation unexercised, and have been terminated.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending September 25, 2007, by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

On April 26, 2006, we entered into a five-year employment agreement with our Chairman and Chief Executive Officer. The agreement renews annually so that at all times, the term of the agreement is five years.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as apart of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

Kraig Biocraft Laboratories, Inc.
(A DEVELOPMENT STAGE COMPANY)

CONTENTS

SIX MONTHS ENDED JUNE 30, 2007

PAGE	F-1	CONDENSED BALANCE SHEET AS OF JUNE 30, 2007 (UNAUDITED)

PAGE	F-2
CONDENSED STATEMENTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30 2007 AND THE PERIOD APRIL 25, 2006 (INCEPTION) TO JUNE 30, 2006 AND FOR THE PERIOD FROM APRIL 25, 2006 (INCEPTION) TO JUNE 30, 2007 (UNAUDITED)

PAGES	F-3	CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT FOR THE PERIOD FROM APRIL 25, 2006 (INCEPTION) TO JUNE 30, 2007 (UNAUDITED)

PAGE	F-4
CONDENSED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND THE PERIOD APRIL 25, 2006 (INCEPTION) TO DECEMBER 31, 2006 AND FOR THE PERIOD FROM APRIL 25, 2006  (INCEPTION) TO JUNE 30, 2007 (UNAUDITED)

PAGES	F-5 - F-14	NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

YEAR ENDED DECEMBER 31, 2006

PAGE	F-15	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-16	BALANCE SHEET AS OF DECEMBER 31, 2006

PAGE	F-17	STATEMENTS OF OPERATIONS FOR THE PERIOD FROM APRIL 25, 2006 (INCEPTION) TO DECEMBER 31, 2006

PAGES	F-18	STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY FOR THE PERIOD FROM APRIL 25, 2006 (INCEPTION) TO DECEMBER 31, 2006

PAGE	F-19	STATEMENTS OF CASH FLOWS FOR THE PERIOD FROM APRIL 25, 2006 (INCEPTION) TO DECEMBER 31, 2006

PAGES	F-20 - F-29	NOTES TO FINANCIAL STATEMENTS

Kraig Biocraft Laboratories, Inc.
(A Development Stage Company)
Condensed Balance Sheet
June 30, 2007
(Unaudited)

ASSETS

Current Assets
Cash	$45,239
Prepaid Rent	400
Prepaid Research and Development expense	37,500

Total Assets	$83,139

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities
Accounts Payable	$11,302
Payroll Tax Payable	33,912
Accrued Expenses - related party	243,556
Total Liabilities	288,770

Commitments and Contingencies	-

Stockholders' Deficiency
Preferred stock, no par value; 10,000,000 shares authorized,
no shares issued and outstanding	-
Common stock Class A, no par value; 60,000,000 shares authorized,
38,045,850 shares issued and outstanding	418,180
Common stock Class B, no par value; 25,000,000 shares authorized,
no shares issued and outstanding	-
Additional Paid in Capital	126,435
Accumulated deficit during development stage	(750,246)

Total Stockholders' Deficiency	(205,631)

Total Liabilities and Stockholders' Deficiency	$83,139

See accompanying notes to condensed financial statements

Kraig Biocraft Laboratories, Inc.
(A Development Stage Company)
Condensed Statements of Operations
(Unaudited)

	Six Months Ended June 30,	For the period from April 25, 2006 (Inception) to June 30,	For the Period from April 25, 2006 (Inception) to June 30,
	2007	2006	2007

Revenue	$-	$-	$-

Operating Expenses
General and Administrative	11,233	-	11,243
Professional Fees	1,500		1,500
Officer's Salary	98,050	157,268	347,818
Payroll Taxes	7,475	2,359	15,308
Research and Development	95,169	152,463	260,082
Contract Settlement	-	-	107,143
Total Operating Expenses	213,427	312,090	743,094

Net Loss from Operations	(213,427)	(312,090)	(743,094)

Other Expense
Interest Expense	(6,498)	(49)	(7,152)
Total Other Expense	(6,498)	(49)	(7,152)

Loss from Operations	(219,925)	(312,139)	(750,246)

Provision for Income Taxes	-	-	-

Net Loss	$(219,925)	$(312,139)	$(750,246)

Net Loss Per Share - Basic and Diluted	$(0.01)	$(0.01)

Weighted average number of shares outstanding
during the period - basic and diluted	36,361,458	32,726,067

See accompanying notes to condensed financial statements

Kraig Biocraft Laboratories, Inc.
(A Development Stage Company)
Condensed Statement of Changes in Stockholders Deficit
For the period from April 25, 2006 (inception) to June 30, 2007
(Unaudited)

								Deficit
	Preferred Stock		Common Stock - Class A		Common Stock - Class B		Additional Paid	Accumulated during
	Shares	Par	Shares	Amount	Shares	Par	In Capital	Development Stage	Total

Balance, April 25, 2006	-	$-	-	$-	-	$-	$-	$-	$-

Stock issued to founder	-	-	33,229,200	180	-	-	-	-	180

Stock issued for services	-	-	1,750,000	140,000	-	-	-	-	140,000

Stock issued for services			70,000	5,600	-	-	-	-	5,600

Stock contributed by shareholder	-	-	(1,166,650)	-	-	-	-	-	-

Stock issued for cash	-	-	400	200	-	-	-	-	200

Stock issued for cash	-	-	400	200	-	-	-	-	200

Fair value of warrants issued				-			126,435		126,435

Net Loss	-	-	-	-	-	-	-	(530,321)	(530,321)

Balance, December 31, 2006	-	-	33,883,350	146,180	-	-	126,435	(530,321)	(257,706)

Stock issued for cash			175,000	15,000	-	-	-	-	15,000

Stock issued for cash			1,200,000	103,000	-	-	-	-	103,000

Stock issued for cash			900,000	3,000	-	-	-	-	3,000

Stock issued for cash			187,500	15,000	-	-	-	-	15,000

Stock issued for cash			187,500	15,000	-	-	-	-	15,000
									-
Stock issued for services			200,000	16,000	-	-	-	-	16,000

Stock issued for cash			1,312,500	105,000	-	-	-	-	105,000

Net loss, six months ended June 30, 2007			-	-	-	-	-	(219,925)	(219,925)

Balance, June 30, 2007	-	$-	38,045,850	$418,180	-	$-	$126,435	$(750,246)	$(205,631)

See accompanying notes to condensed financial statements

Kraig Biocraft Laboratories, Inc.
(A Development Stage Company)
Condensed Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30, 2007	For the period from April 25, 2006 (Inception) to June 30, 2006	For the Period from April 25, 2006 (Inception) to June 30, 2007
Cash Flows From Operating Activities:
Net Loss	$(219,925)	$(312,139)	$(750,246)
Adjustments to reconcile net loss to net cash used in operations
Stock issued for services	16,000	266,615	288,215
Changes in operating assets and liabilities:
Increase in prepaid expenses	(37,900)	-	(37,900)
Increase in accrued expenses	38,505	33,241	277,468
Increase in accounts payable	2,169	2,283	11,302
Net Cash Provided by (Used In) Operating Activities	(201,151)	(10,000)	(211,161)

Cash Flows From Investing Activities:
	-	-	-
Net Cash Provided By Investing Activities	-	-	-

Cash Flows From Financing Activities:
Proceeds from Notes Payable - Stockholder	-	10,000	10,000
Repayment of Notes Payable - Stockholder	(10,000)	-	(10,000)
Proceeds from issuance of common stock	256,000	400	256,400
Net Cash Provided by Financing Activities	246,000	10,400	256,400

Net Increase (Decrease) in Cash	44,849	400	45,239

Cash at Beginning of Period/Year	390	-	-

Cash at End of Period/Year	$45,239	$400	$45,239

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$-	$-
Cash paid for taxes	$-	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON CASH ITEMS

During the period ended December 31, 2006, the principal stockholder contributed 1,166,650 shares of common stock to the Company as an in kind contribution of stock. The shares were retired by the Company.

See accompanying notes to condensed financial statements

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in The United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information.  Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations. The interim results for the period ended June 30, 2007 are not necessarily indicative of results for the full fiscal year. It is management's opinion, however that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation.

(B) Organization

Kraig Biocraft Laboratories, Inc. (a development stage company) (the "Company") was incorporated under the laws of the State of Wyoming on April 25, 2006. The Company was organized to develop high strength, protein based fiber, using recombinant DNA technology, for commercial applications in the textile and specialty fiber industries.

Activities during the development stage include developing the business plan, negotiating intellectual property agreements and raising capital.

(C) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period.  Actual results could differ from those estimates.

(D) Cash

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(E) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings per Share.”  As of June 30, 2006, the effect of 4,200,000 warrants was anti –dilutive and not included in the dilutive weighted average calculation.  As of June 30, 2007, the Company does not have any dilutive securities outstanding.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

(F) Research and Development Costs

The Company expenses all research and development costs as incurred for which there is no alternative future use. These costs also include the expensing of employee compensation and employee stock based compensation.

(G) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”).  Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(H) Stock-Based Compensation

The Company has adopted the provisions of SFAS No. 123R and related interpretations as provided by SAB 107.  As such, compensation cost is measured on the date of grant at their fair value.  Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

Common stock, stock options and common stock warrants issued to other than employees or directors are recorded on the basis of their fair value, as required by SFAS No. 123(R), which is measured as of the date required by EITF Issue 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” In accordance with EITF 96-18, the stock options or common stock warrants are valued using the Black-Scholes option pricing model on the basis of the market price of the underlying common stock on the “valuation date,” which for options and warrants related to contracts that have substantial disincentives to non-performance is the date of the contract, and for all other contracts is the vesting date. Expense related to the options and warrants is recognized on a straight-line basis over the shorter of the period over which services are to be received or the vesting period. Where expense must be recognized prior to a valuation date, the expense is computed under the Black-Scholes option pricing model on the basis of the market price of the underlying common stock at the end of the period, and any subsequent changes in the market price of the underlying common stock up through the valuation date is reflected in the expense recorded in the subsequent period in which that change occurs.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

(I) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(J) Recent Accounting Pronouncements

In June 2007, the Emerging SEC’s Issues Task Force (“EITF”) issued EITF No. 07-3, Accounting for Nonrefundable Advance Payments for Goods or Services to Be Used in Future Research and Development Activities, (“EITF 07-3”). EITF 07-3 provides guidance for upfront payments related to goods and services of research and development costs and is effective for fiscal years beginning after December 15, 2007. The Company is currently evaluating the impact of EITF 07-3 on its financial statements.

In June 2007, the EITF issued EITF No. 07-01, Accounting for Collaborative Arrangements, (“EITF 07-1”). EITF 07-1 provides guidance for companies in the biotechnology or pharmaceutical industries that may enter into agreements with other companies to collaboratively develop, manufacture, and market a drug candidate (Collaboration Agreements) and is effective for fiscal years beginning after December 15, 2007. The Company does not expect that EITF 07-01 will have an effect on its financial condition or results of operations.

In September 2006, the FASB issued Statement No. 157, Fair Value Measurements (“FAS 157”), which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company does not expect the adoption of FAS 157 to significantly affect its financial condition or results of operations.

In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, Including an amendment of SFAS 115 (“FAS 159”), which permits companies to choose to measure many financial instruments and certain other items at fair value. FAS 159 is effective for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company is currently evaluating the effect FAS 159 will have on our consolidated financial position and results of operations

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

NOTE 2	GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage, has a working capital deficiency and stockholders deficiency of $205,631 and used $211,161 of cash in operations from inception.  This raises substantial doubt about its ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 3	STOCKHOLDERS’ DEFCIT

(A)  Common Stock Issued for Cash
On January 8, 2007 the Company issued 175,000 shares of common stock for $15,000 ($0.08/share).  This agreement was subsequently terminated effective May 23, 2007.

 On January 22, 2007 the Company issued 1,200,000 shares of common stock for $103,000 ($0.08/share).   In addition, 900,000 shares were issued for $3,000 ($0.0033/share).

On April 4, 2007, the Company issued 187,500 shares of common stock for cash of $15,000 ($0.08 per share).

On April 20, 2007, the Company issued 187,500 shares of common stock for cash of $15,000 ($0.08 per share).

On May 18, 2007, the Company issued 1,312,500 shares of common stock for cash of $105,000 ($0.08 per share).

On April 28, 2006, the Company issued 800 shares of common stock for cash of $400 ($0.50 per share).

(B) Common Stock Issued for Intellectual Property

On April 26, 2006, the Company issued 33,329,200 shares of common stock to its founder having a fair value of $180 ($0.00005/share) in exchange for intellectual property.  The fair value of the patent was determined based upon the historical cost of the intellectual property contributed by the founder.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

(C) Common Stock Issued for Services

On May 8, 2006, the Company entered into a license agreement for research and development. Pursuant to the terms of the agreement, the Company issued 1,750,000 of common stock upon execution of the agreement. The Company also received a five-year call option from the license holder to repurchase 700,000 common shares at an exercise price of $150,000 or $.21 per share. The option gives the Company the right, but not the obligation to repurchase the shares of common stock.  The call option expires May 4, 2011. As of June 30, 2007 the fair value of the call option was less then the exercise price of the option and no value has been recorded for the option.   (See additional commitments in Note 4)
On July 1, 2006 the Company entered into a five year consulting agreement for research and development. Pursuant to the terms of the agreement, the Company paid 70,000 shares of common stock upon execution.  These shares had a fair value of $5,600 ($0.08/share) based upon the recent cash offering price.  Additionally, 200,000 shares of common stock were issued on May 18, 2007 with a fair value of $16,000 ($0.08/share).

(D) Cancellation and Retirement of Common Stock

On December 29, 2006, the Company’s founder returned 1,166,650 shares of common stock to the Company.  These shares were cancelled and retired.  Accordingly, the net effect on equity is $0.

(E) Common Stock Warrants

During 2006, the Company issued 4,200,000 warrants to an officer under his employment agreement.   The Company recognized an expense of $126,435 for the period from inception to December 31, 2006.  The Company recorded the fair market value of the warrants  based on the fair value of each warrant grant estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2006, dividend yield of zero, expected volatility of 183%; risk-free interest rates of 4.98%, expected life of one year. The warrants vested immediately.   The options expire between 5 and 9 years from the date of issuance and have an exercise price of between $.21 and $.40 per share. During November 2006, the Company and the officer entered into an amendment to the employment agreement whereby all the warrants were retired.

NOTE 4	COMMITMENTS AND CONTINGENCIES

(A) Employment Agreement

On April 26, 2006, the Company entered into a five-year employment agreement with the Company’s Chairman and Chief Executive Officer. The agreement renews annually so that at all times, the term of the agreement is five years.  Pursuant to this agreement, the Company will pay an annual base salary of $185,000 for the period May 1, 2006 through December 31, 2006.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

Base pay will be increased each January 1st, for the subsequent twelve month periods by six percent.  The officer will also be entitled to life, disability, health and dental insurance.   In addition, the officer received 700,000 five year warrants at an exercise price of $.21 per share, 1,500,000 eight year warrants at an exercise price of $ .33 per share and 2,000,000 nine year warrants at an exercise price of $ .40 per share. The warrants fully vested on the date of grant.  The agreement also calls for the issuance of warrants and increase in the officer’s base compensation upon the Company reaching certain milestones:

1.  Upon the Company’s successful laboratory development of a new silk fiber composed of one or more proteins that are exogenous to a host, the Company will issue 500,000 eight year warrants at an exercise price of $.20 per share and raise executive’s base salary by 14%.

2.   Upon the Company’s successful laboratory development of a new silk fiber composed of two or more proteins that are exogenous to a host, the Company will issue 600,000 eight year warrants at an exercise price of $.18 per share and raise executive’s base salary by 15%.

3.  Upon the Company’s successful laboratory development of a new silk fiber composed of at least in part of one or more synthetic proteins, the Company will issue 900,000 eight year warrants at an exercise price of $.18 per share and raise executive’s base salary by 18%.

4.  Upon the Company’s successful laboratory development of a new silk fiber composed of at least in part of one or more proteins that are genetic modifications or induced mutations of  a host silk proteins, the Company will raise the executive’s base salary by 8%.

5.  Upon the Company becoming either a registered company or upon its stock trading and the company achieving a market capitalization in excess of $35 million for over 120 calendar day period, the executive’s base salary will increase to $225,000.

6.  Upon the Company becoming either a registered company or upon its stock trading and the company achieving a market capitalization in excess of $65 million for over 91 calendar day period, the executive’s base salary will increase to $260,000.

7.  Upon the Company becoming either a registered company or upon its stock trading and the company achieving a market capitalization in excess of $100 million for over 91 calendar day period, the executive’s base salary will increase to $290,000.

8.  Upon the Company becoming either a registered company or upon its stock trading and the company achieving a market capitalization in excess of $200 million for over 120 calendar day period, the executive’s base salary will increase to $365,000.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

9.  Upon the Company becoming either a registered company or upon its stock trading and the company achieving a market capitalization in excess of $350 million for over 150 calendar day period, the executive’s base salary will increase to $420,000.

On November 6, 2006, the Company entered into an addendum to the employment agreement whereby the officer agreed to retire all stock warrants issued or to be issued under his employment agreement in return for an increase in his severance allowance to $600,000 or seventy five percent of total salary due under the remaining term of the employment agreement, which ever is greater and a death benefit of $300,000 or thirty five percent of the total salary due under the remaining term of the employment agreement.

 In addition, upon expiration or termination of the employment agreement, the Company agrees to keep the officer employed as a consultant for a period of six years at a rate of $4,000 per month with annual increases of 3%. The agreement also calls for certain increase based on milestones reached by the company, including:

1.   If the company achieves gross sales exceeding $10 million or net income exceeding $1 million for any two years within the ten year period after the date of this agreement or a market capitalization in excess of $45 million for over 180 calendar days within six years from the date of this agreement, the term of the consulting agreement will be extended to 10 years.

2.  If the company achieves gross sales exceeding $19 million or net income exceeding $3 million for any two years within the twelve year period after the date of this agreement or a market capitalization in excess of $65 million for over 180 calendar days within six years from the date of this agreement, the term of the consulting agreement will be extended to 20 years or the life of the officer and his spouse at a rate of $6,500 per month with a 3% annual increase.

3.  If the company achieves gross sales exceeding $38 million or net income exceeding $6 million for any two years within the twelve year period after the date of this agreement or a market capitalization in excess of $120 million for over 180 calendar days within six years from the date of this agreement, the term of the consulting agreement will be extended to 20 years or the life of the officer and his spouse at a rate of $10,000 per month with a 3% annual increase.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

 4.  If the company achieves gross sales exceeding $59 million or net income exceeding $9 million for any year within the twelve year period after the date of this agreement or a market capitalization in excess of $210 million for over 180 calendar days within six years from the date of this agreement, the term of the consulting agreement will be extended to 20 years or the life of the officer and his spouse at a rate of $15,000 per month with a 3% annual increase.

5.  If the company achieves gross sales exceeding $78 million or net income exceeding $12 million for any year within the twelve year period after the date of this agreement or a market capitalization in excess of $320 million for over 180 calendar days within six years from the date of this agreement, the term of the consulting agreement will be extended to 20 years or the life of the officer and his spouse at a rate of $20,000 per month with a 3% annual increase.

(B)License Agreement

On May 8, 2006, the Company entered into a license agreement.  Pursuant to the terms of the agreement, the Company paid a non-refundable license fee of $10,000. The Company will pay a license maintenance fee of $10,000 on the one year anniversary of this agreement and each year thereafter.  The Company will pay an annual research fee of $13,700 with first payment due January 2007, then on each subsequent anniversary of the effective date commencing May 4, 2007.  Pursuant to the terms of the agreement the Company may be required to pay additional fees aggregating up to a maximum of $10,000 a year for patent maintenance and prosecution relating to the licensed intellectual property.    (See Note 3(C)) for equity component of payment)

(C)Royalty Agreement

On December 26, 2006, the Company entered into an addendum to the intellectual property transfer agreement with an officer.  In consideration of the Company issuing either 200,000 preferred shares with the following preferences; no dividends and voting rights equal to 100 common shares per share of preferred stock or the payment of $120,000, the officer agreed to terminate the royalty payments due under the agreement and give title to the exclusive license for the non protective apparel use of the intellectual property to the Company.  On the date of the agreement, the Company did not have any preferred stock authorized with the required preferences.  In accordance with SFAS 150, the Company determined that the present value of the payment of $120,000 that is due on the one year anniversary of the addendum should be recorded as an accrued expense until such time as the Company has the ability to assert that it has preferred shares authorized.  As of June 30, 2007, the Company has recorded $113,519 in accrued expenses- related party.

On February 1, 2007 the Company entered into a consulting agreement for research and development.  Pursuant to the terms of the agreement, the Company paid $50,000 upon execution.  As of June 30, 2007, the initial payment of $50,000 and the first installment of $50,000 have been paid and an additionally $50,000 is due by October 1, 2007.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

On February 26, 2007 the Company entered into a five year consulting agreement for research and development. Pursuant to the terms of the agreement, the Company paid 200,000 shares of common stock upon execution.  These shares had a fair value of $16,000 ($0.08/share) based upon the recent cash offering price. Additionally, the Company will be required to pay $1,000 per month, or at the Company’s option, the consulting fee may be paid in the form of Company common stock based upon the greater of $0.10 per share or the average of the closing price of the Company’s shares over the five days preceding such stock issuance.  As of June 30, 2007 no shares have been issued, however, 60,000 shares were issued on August 31, 2007.  The agreement also requires the Company to issue up to 450,000 additional shares to the consultant upon the consultant reaching certain milestone events.  As of September 5, 2007, the consultant has not reached the milestone events and no additional shares are earned.

NOTE 5	RELATED PARTY TRANSACTIONS

On October 6, 2006 the Company received $10,000 from a principal stockholder.    Pursuant to the terms of the loan, the advance bears interest at 12%, is unsecured and matures on May 1, 2007. At June 30, 2007, the Company recorded interest expense and related accrued interest payable of $776.

As of June 30, 2007, the loan principle was repaid.  However, the related accrued interest remains outstanding.

During 2006, the Company entered into addendum to the Intellectual Property transaction and agreed to issue the CEO either 20,000 preferred shares or a payment of $120,000 (See Note 4 (C).

NOTE 6	SUBSEQUENT EVENTS

(A)Stock Issued for Services

During August 2007 the Company issued 60,000 shares of common stock for consulting services rendered with a fair value of $1,800 ($0.03/share) based upon the recent cash offering price.

(B)Stock Issued for Cash

On August 28, 2007 the Company entered into a stock purchase agreement to issue 8,049,500 shares common stock in the amount of $241,485 ($0.03/share).

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

On August 29, 2007 the Company entered into a stock purchase agreement to issue 20,000 shares common stock in the amount of $600 ($0.03/share).

On August 29, 2007 the Company entered into a stock purchase agreement to issue 830,000 shares common stock in the amount of $24,900 ($0.03/share).

On September 1, 2007 the Company entered into a stock purchase agreement to issue 2,500 shares common stock in the amount of $75 ($0.03/share).

On September 5, 2007 the Company entered into a stock purchase agreement to issue 12,000 shares common stock in the amount of $360 ($0.03/share).

In accordance with the May 2007 stock purchase agreement which contains an anti-dilution clause which requires the Company to issue additional common shares under the stock purchase agreement for any subsequent issuance at a price below $.08 per share for a period of 12 months. The Company will issue 2,812,500 additional shares through September 2007 as a result of the subsequent stock issuances at $.03 per share.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
DECEMBER 31, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Kraig Biocraft Laboratories, Inc.

We have audited the accompanying balance sheet of Kraig Biocraft Laboratories, Inc., (a  development stage company), as of December 31, 2006 and the related statements of operations, changes in stockholders’ deficiency and cash flows for the period April 25, 2006 (Inception) to December 31, 2006.  The financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Kraig Biocraft Laboratories, Inc. as of December 31, 2006 and the results of its operations and its cash flows for the period April 25, 2006, (Inception) to December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements.  The Company is in the development stages with no operations and a working capital and stockholders’ deficiency of $257,706 and used $10, 010 of cash in operations from inception.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEBB & COMPANY, P.A.

/s/  Webb & Company, P.A.

Boynton Beach, Florida
August 20, 2007, except for Note 6 to which
the date is September 5, 2007

Kraig Biocraft Laboratories, Inc.
(A Development Stage Company)
Balance Sheet
December 31, 2006

ASSETS

Current Assets
Cash	$390

Total Assets	$390

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities
Accounts payable	$9,133
Accrued expenses - related party	238,963
Note payable -stockholder	10,000
Total Liabilities	258,096

Commitments and Contingencies	-

Stockholders' Deficiency
Preferred stock, no par value; 10,000,000 shares authorized,
no shares issued and outstanding	-
Common stock Class A, no par value; 60,000,000 shares authorized,
33,813,350 shares issued and outstanding	146,180
Common stock Class B, no par value; 25,000,000 shares authorized,
no shares issued and outstanding	-
Additional Paid in Capital	126,435
Accumulated deficit during development stage	(530,321)

Total Stockholders' Deficiency	(257,706)

Total Liabilities and Stockholders' Deficiency	$390

See accompanying notes to financial statements

Kraig Biocraft Laboratories, Inc.
(A Development Stage Company)
Statements of Operations
Period from April 25, 2006 (Inception) to December 31, 2006

Revenue	$-

Operating Expenses
General and administrative	7,843
Officer's Compensation	249,768
Contract settlement	107,143
Research and Development	164,913
Total Operating Expenses	529,667

Net loss from Operations	(529,667)

Other Expense
Interest Expense	(654)
Total Other expense	(654)

Loss from Operations	(530,321)

Provision for Income Taxes	-

Net Loss	$(530,321)

Loss per Common Share - Basic and Diluted	$(0.02)

Weighted average number of shares outstanding
during the period - basic and diluted	32,950,041

See accompanying notes to financial statements

Kraig Biocraft Laboratories, Inc.
(A Development Stage Company)
Statement of Changes in Stockholders Deficiency
For the period from April 25, 2006 (inception) to December 31, 2006
								Accumulated
							Additional	Deficit During
	Preferred Stock		Common Stock - Class A		Common Stock - Class B		Paid In	Development
	Shares	Par	Shares	Par	Shares	Par	Capital	Stage	Total

Balance, April 25, 2006	-	$-	-	$-	-	$-	$-	$-	$-

Stock issued to founder	-	-	33,229,200	180	-	-		-	180

Stock issued for services	-	-	1,750,000	140,000	-	-		-	140,000

Stock issued for services			70,000	5,600	-	-		-	5,600

Stock contributed by shareholder	-	-	(1,166,650)	-	-	-		-	-

Stock issued for cash	-	-	400	200	-	-		-	200

Stock issued for cash	-	-	400	200	-	-		-	200

Warrants issued to employee							126,435		126,435

Net Loss	-	-	-	-	-	-		(530,321)	(530,321)

Balance, December 31, 2006	-	$-	33,883,350	$146,180	-	$-	$126,435	$(530,321)	$(257,706)

See accompanying notes to financial statements

Kraig Biocraft Laboratories, Inc.
(A Development Stage Company)
Statement of Cash Flows
Period from April 25, 2006 (Inception) to December 31, 2006

Cash Flows From Operating Activities:
Net Loss	$(530,321)

Adjustments to reconcile net loss to net cash used in operations
Issuances of shares for services rendered	145,780
Warrants issued to employee	126,435

Changes in operating assets and liabilities:
Accounts Payable and Accrued Expenses	248,096
Net Cash Used In Operating Activities	(10,010)

Cash Flows From Investing Activities:	-

Cash Flows From Financing Activities:
Proceeds from Note payable - Stockholder	10,000
Common Stock issued for cash	400
Net Cash Provided by Financing Activities	10,400

Net Increase in Cash	390

Cash at Beginning of Period	-

Cash at End of Period	$390

Supplemental disclosure of cash flow information:

Cash paid for interest	$-
Cash paid for taxes	$-

SUPPLEMENTAL DISCLOSURE OF NON CASH ITEMS

During the period ended December 31, 2006, the principal stockholder contributed 1,166,650 shares of common stock to the Company as an in kind contribution of stock. The shares were retired by the Company.

See accompanying notes to financial statements

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
DECEMBER 31, 2006
NOTES TO FINANCIAL STATEMENTS

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

Kraig Biocraft Laboratories, Inc. (a development stage company) (the "Company") was incorporated under the laws of the State of Wyoming on April 25, 2006. The Company was organized to develop high strength, protein based fiber, using recombinant DNA technology, for commercial applications in the textile and specialty fiber industries.

Activities during the development stage include developing the business plan, negotiating intellectual property agreements and raising capital.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period.  Actual results could differ from those estimates.

(C) Cash and Cash Equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(D) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings per Share.”  As of  December 31, 2006, there were no common share equivalents outstanding.

(E) Research and Development Costs

The Company expenses all research and development costs as incurred for which there is no alternative future use. These costs also include the expensing of employee compensation and employee stock based compensation.

(F) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”).

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
DECEMBER 31, 2006
NOTES TO FINANCIAL STATEMENTS

Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

As of December 31, 2006, the Company has a net operating loss carryforward of    approximately $403,866 available to offset future taxable income through 2026. The valuation allowance at December 31, 2006 was $137,321.

(G) Stock-Based Compensation

The Company has adopted the provisions of SFAS No. 123R and related interpretations as provided by SAB 107.  As such, compensation cost is measured on the date of grant at their fair value.  Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

Common stock, stock options and common stock warrants issued to other than employees or directors are recorded on the basis of their fair value, as required by SFAS No. 123(R), which is measured as of the date required by EITF Issue 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” In accordance with EITF 96-18, the stock options or common stock warrants are valued using the Black-Scholes option pricing model on the basis of the market price of the underlying common stock on the “valuation date,” which for options and warrants related to contracts that have substantial disincentives to non-performance is the date of the contract, and for all other contracts is the vesting date. Expense related to the options and warrants is recognized on a straight-line basis over the shorter of the period over which services are to be received or the vesting period. Where expense must be recognized prior to a valuation date, the expense is computed under the Black-Scholes option pricing model on the basis of the market price of the underlying common stock at the end of the period, and any subsequent changes in the market price of the underlying common stock up through the valuation date is reflected in the expense recorded in the subsequent period in which that change occurs.

(H) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(I) Recent Accounting Pronouncements

In February 2006 the FASB issued SFAS 155, "Accounting for Certain Hybrid Financial Instruments" which amends SFAS No. 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principal cash flows.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
DECEMBER 31, 2006
NOTES TO FINANCIAL STATEMENTS

SFAS No. 155 also amends SFAS No. 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that it is a derivative financial instrument. The Company will adopt SFAS No. 155 on January 1, 2007 and does not expect it to have a material effect on financial position, results of operations, or cash flows.

 In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, (“FIN 48”) “Accounting for uncertainty in income taxes – an interpretation of SFAS No. 109." This Interpretation provides guidance for recognizing and measuring uncertain tax positions, as defined in FASB No. 109, “Accounting for income taxes." FIN 48 prescribes a threshold condition that a tax position must meet for any of the benefit of an uncertain tax position to be recognized in the financial statements.  Guidance is also provided regarding derecognition, classification and disclosure of uncertain tax positions.  FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect that this Interpretation will have a material impact on their financial position, results of operations or cash flows.

 In September 2006, the FASB issued SFAS No. 157 (“SFAS 157”), “Fair Value Measurements.” SFAS 157 clarifies the principle that fair value should be based on the assumptions that market participants would use when pricing an asset or liability. Additionally, it establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company does not expect the adoption of SFAS 157 to have a material impact on their financial position, results of operations or cash flows.

 In September 2006, the FASB issued SFAS No. 158 (“SFAS 158”), Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R).” SFAS 158 requires employers to recognize the underfunded or overfunded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in the funded status in the year in which the changes occur through accumulated other comprehensive income. Additionally, SFAS 158 requires employers to measure the funded status of a plan as of the date of its year-end statement of financial position. The new reporting requirements and related new footnote disclosure rules of SFAS 158 are effective for fiscal years ending after December 15, 2006. The new measurement date requirement applies for fiscal years ending after December 15, 2008. The Company does not expect the adoption of SFAS 158 to have a material impact on their financial position, results of operations or cash flows.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
DECEMBER 31, 2006
NOTES TO FINANCIAL STATEMENTS

NOTE 2	GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage, has a working capital and stockholders deficiency of $257,706 and used $10,010 of cash in operations from inception.  This raises substantial doubt about its ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 3	STOCKHOLDERS’ DEFCIT

(A) Common Stock Issued for Cash

On April 28, 2006, the Company issued 800 shares of common stock for cash of $400 ($0.50 per share).

(B) Common Stock Issued for Intellectual Property

On April 26, 2006, the Company issued 33,329,200 shares of common stock to its founder having a fair value of $180 ($0.000005 per share) in exchange for intellectual property.  The fair value of the patent was determined based upon the historical cost of the intellectual property contributed by the founder.

(C) Common Stock Issued for Services

On May 8, 2006, the Company entered into a license agreement for research and development. Pursuant to the terms of the agreement, the Company issued 1,750,000 of common stock upon execution of the agreement.  These shares had a fair value of $140,000 ($0.08/share) based upon the recent cash offering price. The Company also received a five-year call option from the license holder to repurchase 700,000 common shares at an exercise price of $150,000 or $.21 per share. The option gives the Company the right, but not the obligation to repurchase the shares of common stock.  The call option expires May 4, 2011. As of December 31, 2006, the fair value of the call option was less then the exercise price of the option and no value has been recorded for the option.  (See additional commitments in Note 4)

On July 1, 2006 the Company entered into a five year consulting agreement for research and development. Pursuant to the terms of the agreement, the Company paid 70,000 shares of common stock upon execution.  These shares had a fair value of $5,600 ($0.08/share) based upon the recent cash offering price.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
DECEMBER 31, 2006
NOTES TO FINANCIAL STATEMENTS

(D) Cancellation and Retirement of Common Stock

On December 29, 2006, the Company’s founder returned 1,166,650 shares of common stock to the Company.  These shares were cancelled and retired.  Accordingly, the net effect on equity is $0.

(E) Common Stock Warrants

During 2006, the Company issued 4,200,000 warrants to an officer under his employment agreement.   The Company recognized an expense of $126,435 for the period from inception to December 31, 2006.  The Company recorded the fair market value of the warrants  based on the fair value of each warrant grant estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2006, dividend yield of zero, expected volatility of 183%; risk-free interest rates of 4.98%, expected life of one year. The warrants vested immediately.   The options expire between 5 and 9 years from the date of issuance and have an exercise price of between $.21 and $.40 per share. During November 2006, the Company and the officer entered into an amendment to the employment agreement whereby all the warrants were retired.  (See Note 4)

NOTE 4	COMMITMENTS AND CONTINGENCIES

(A) Employment Agreement

On April 26, 2006, the Company entered into a five-year employment agreement with the Company’s Chairman and Chief Executive Officer. The agreement renews annually so that at all times, the term of the agreement is five years.  Pursuant to this agreement, the Company will pay an annual base salary of $185,000 for the period May 1, 2006 through December 31, 2006.  Base pay will be increased each January 1st, for the subsequent twelve month periods by six percent.  The officer will also be entitled to life, disability, health and dental insurance.   In addition, the officer received 700,000 five year warrants at an exercise price of $.21 per share, 1,500,000 eight year warrants at an exercise price of $ .33 per share and 2,000,000 nine year warrants at an exercise price of $ .40 per share. The warrants fully vested on the date of grant.  The agreement also calls for the issuance of warrants and increase in the officer’s base compensation upon the Company reaching certain milestones:

1.  Upon the Company’s successful laboratory development of a new silk fiber composed of one or more proteins that are exogenous to a host, the Company will issue 500,000 eight year warrants at an exercise price of $.20 per share and raise executive’s base salary by 14%.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
DECEMBER 31, 2006
NOTES TO FINANCIAL STATEMENTS

2.   Upon the Company’s successful laboratory development of a new silk fiber composed of two or more proteins that are exogenous to a host, the Company will issue 600,000 eight year warrants at an exercise price of $.18 per share and raise executive’s base salary by 15%.

3.  Upon the Company’s successful laboratory development of a new silk fiber composed of at least in part of one or more synthetic proteins, the Company will issue 900,000 eight year warrants at an exercise price of $.18 per share and raise executive’s base salary by 18%.

4.  Upon the Company’s successful laboratory development of a new silk fiber composed of at least in part of one or more proteins that are genetic modifications or induced mutations of a host silk proteins, the Company will raise the executive’s base salary by 8%.

5.  Upon the Company becoming either a registered company or upon its stock trading and the company achieving a market capitalization in excess of $35 million for over 120 calendar day period, the executive’s base salary will increase to $225,000.

6.  Upon the Company becoming either a registered company or upon its stock trading and the company achieving a market capitalization in excess of $65 million for over 91 calendar day period, the executive’s base salary will increase to $260,000.

7.  Upon the Company becoming either a registered company or upon its stock trading and the company achieving a market capitalization in excess of $100 million for over 91 calendar day period, the executive’s base salary will increase to $290,000.

8.  Upon the Company becoming either a registered company or upon its stock trading and the company achieving a market capitalization in excess of $200 million for over 120 calendar day period, the executive’s base salary will increase to $365,000.

9.  Upon the Company becoming either a registered company or upon its stock trading and the company achieving a market capitalization in excess of $350 million for over 150 calendar day period, the executive’s base salary will increase to $420,000.

On November 6, 2006, the Company entered into an addendum to the employment agreement whereby the officer agreed to retire all stock warrants issued or to be issued under his employment agreement in return for an increase in his severance allowance to $600,000 or seventy five percent of total salary due under the remaining term of the employment agreement, which ever is greater and a death benefit of $300,000 or thirty five percent of the total salary due under the remaining term of the employment agreement.

 In addition, upon expiration or termination of the employment agreement, the Company agrees to keep the officer employed as a consultant for a period of six years at a rate of $4,000 per month with annual increases of 3%. The agreement also calls for certain increase based on milestones reached by the company, including:

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
DECEMBER 31, 2006
NOTES TO FINANCIAL STATEMENTS

1.   If the company achieves gross sales exceeding $10 million or net income exceeding $1 million for any two years within the ten year period after the date of this agreement or a market capitalization in excess of $45 million for over 180 calendar days within six years from the date of this agreement, the term of the consulting agreement will be extended to 10 years.

2.  If the company achieves gross sales exceeding $19 million or net income exceeding $3 million for any two years within the twelve year period after the date of this agreement or a market capitalization in excess of $65 million for over 180 calendar days within six years from the date of this agreement, the term of the consulting agreement will be extended to 20 years or the life of the officer and his spouse at a rate of $6,500 per month with a 3% annual increase.

3.  If the company achieves gross sales exceeding $38 million or net income exceeding $6 million for any two years within the twelve year period after the date of this agreement or a market capitalization in excess of $120 million for over 180 calendar days within six years from the date of this agreement, the term of the consulting agreement will be extended to 20 years or the life of the officer and his spouse at a rate of $10,000 per month with a 3% annual increase.

 4.  If the company achieves gross sales exceeding $59 million or net income exceeding $9 million for any year within the twelve year period after the date of this agreement or a market capitalization in excess of $210 million for over 180 calendar days within six years from the date of this agreement, the term of the consulting agreement will be extended to 20 years or the life of the officer and his spouse at a rate of $15,000 per month with a 3% annual increase.

5.  If the company achieves gross sales exceeding $78 million or net income exceeding $12 million for any year within the twelve year period after the date of this agreement or a market capitalization in excess of $320 million for over 180 calendar days within six years from the date of this agreement, the term of the consulting agreement will be extended to 20 years or the life of the officer and his spouse at a rate of $20,000 per month with a 3% annual increase.

During 2006, the Company recorded compensation expense of $249,768.  As of December 31, 2006, $123,333 is recorded in accrued expenses – related party.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
DECEMBER 31, 2006
NOTES TO FINANCIAL STATEMENTS

(B)License Agreement

On May 8, 2006, the Company entered into a license agreement.  Pursuant to the terms of the agreement, the Company paid a non-refundable license fee of $10,000. The Company will pay a license maintenance fee of $10,000 on the one year anniversary of this agreement and each year thereafter.  The Company will pay an annual research fee of $13,700 with the first payment due January 2007, then on each subsequent anniversary of the effective date commencing May 4, 2007.  Pursuant to the terms of the agreement the Company may be required to pay additional fees aggregating up to a maximum of $10,000 a year for patent maintenance and prosecution relating to the licensed intellectual property.    (See Note 3(C)) for equity component of payment)

(C) Royalty Agreement

On December 26, 2006, the Company entered into an addendum to the intellectual property transfer agreement with an officer.  In consideration of the Company issuing either 200,000 preferred shares with the following preferences; no dividends and voting rights equal to 100 common shares per share of preferred stock or the payment of $120,000, the officer agreed to terminate the royalty payments due under the agreement and give title to the exclusive license for the non protective apparel use of the intellectual property to the Company.  On the date of the agreement, the Company did not have any preferred stock authorized with the required preferences.  In accordance with SFAS 150, the Company determined that the present value of the payment of $120,000 that is due on the one year anniversary of the addendum should be recorded as an accrued expense until such time as the Company has the ability to assert that it has preferred shares authorized.  As of December 31, 2006, the Company has recorded $107,143 in accrued expenses – related party.

NOTE 5	RELATED PARTY TRANSACTIONS

On October 6, 2006 the Company received $10,000 from a principal stockholder.    Pursuant to the terms of the loan, the advance bears interest at 12%, is unsecured and matures on May 1, 2007. At December 31, 2006, the Company recorded interest expense and related accrued interest payable of $654.

During 2007, the loan principle was repaid.  However, the related accrued interest remains outstanding.

During 2006, the Company entered into addendum to the Intellectual Property transaction and agreed to issue the CEO either 20,000 preferred shares or a payment of $120,000 (See Note 4 (C).

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
DECEMBER 31, 2006
NOTES TO FINANCIAL STATEMENTS

NOTE 6	SUBSEQUENT EVENTS

   (A)   Consulting Agreement

On February 1, 2007, the Company entered into a one year consulting agreement for research and development with a university for a fee of $150,000 per year.  Pursuant to the terms of the agreement, the Company paid $50,000 upon execution of the agreement.  Additionally, the Company is required to pay an additional $50,000 on June 1, 2007 and October 1, 2007.

On February 26, 2007 the Company entered into a five year consulting agreement for research and development with a university. Pursuant to the terms of the agreement, the Company paid 200,000 shares of common stock upon execution.  These shares had a fair value of $16,000 ($0.08/share) based upon the recent cash offering price. Additionally, the Company will be required to pay $1,000 per month over the term of the agreement, or at the Company’s option, the consulting fee may be paid in the form of Company’s common stock based upon the greater of $0.10 per share or the average of the closing price of the Company’s shares over the five days preceding such stock issuance. During August 2007, the Company issued 60,000 shares related to this agreement.   The agreement also requires the Company to issue up to 450,000 additional shares to the consultant upon the consultant reaching certain milestone events.  As of September 5, 2007, the consultant has not reached the milestone events and no additional shares are earned.

(B) Common Stock Issued for Cash

On January 8, 2007 the Company issued 175,000 shares of common stock for $15,000 ($0.08/share).  This agreement was subsequently terminated effective May 23, 2007.

On January 22, 2007 the Company entered into a stock purchase agreement.  On January 29, 2007 the Company issued 1,200,000 shares of common stock for $103,000 ($.09 per share).   In addition, 900,000 shares were issued for $3,000 ($0.0033/share).

On May 23, 2007 the Company entered into a stock purchase agreement.  The Company issued 1,687,500 shares of common stock for cash of $135,000 ($.08 per share). The agreement contains an anti-dilution clause which requires the Company to issue additional common shares under the stock purchase agreement for any subsequent issuance at a price below $.08 per share for a period of 12 months.  The Company is obligated to issue additional common shares which would have the effect of making the issuance equal to the per share price of the subsequent issuances.   The Company will issue 2,812,500 additional shares through September 2007 as a result of the subsequent stock issuances.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
DECEMBER 31, 2006
NOTES TO FINANCIAL STATEMENTS

During August and September 2007, the Company issued 8,914,000 common shares for cash of $267,060 ($.03 per share).

(C) Note Payable- Related Party Repayment

During 2007, the Company repaid $10,000 of the note payable – stockholder.

KRAIG BIOCRAFT LABORATORIES, INC.
16,981,800
 SHARES OF CLASS “A” COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The General Corporation Law of Wyoming provides that directors, officers, employees or agents of  Wyoming corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. This statute provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with a derivative suit brought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Our Certificate of Incorporation provides that we shall indemnify any and all persons whom we shall have power to indemnify to the fullest extent permitted by the Wyoming Corporate Law. Article VII of our by-laws provides that we shall indemnify our authorized representatives to the fullest extent permitted by the Wyoming Law. Our by-laws also permit us to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any capacity, or out of such person's status as such, whether or not we would have the power to indemnify such person against such liability under the foregoing provision of the by-laws.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$15.64
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$6,000
Legal fees and expense	$35,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$41,015.64

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We were incorporated in the State of Wyoming in April 2006 and on April 26, 2006 33,229,200 shares of our Class “A” common stock, were issued to Kim Thompson in exchange for intellectual property. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founder’s shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Thompson had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On April 28, 2006 we issued 400 shares of our Class “A” common stock to Samuel Ching at a price per share of $.50, for an aggregate of $400 cash.  On January 26, 2007 we also issued 2,100,000 shares of our Class “A” common stock to Samuel Ching at a price per share of $.0505 for an aggregate of $106,000.00.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Ching had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On April 28, 2006 we issued 400 shares of our Class “A” common stock to Richard Duzenbury at a price per share of $.50 for an aggregate of $400 cash.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Duzenbury had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On July 5, 2006, pursuant to an Intellectual Property Agreement, we issued 1,750,000 shares of our Class “A” common stock to the University of Wyoming Foundation in exchange for intellectual property.  The Company holds a five year call, dated from May 8, 2006, 700,000 shares held by the University of Wyoming Foundation.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Duzenbury had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On September 12, 2006, March 21, 2007 and August 1, 2007 pursuant to a Consulting Agreement, we issued an aggregate of 330,000 shares of our Class “A” common stock to Malcolm Fraser for consulting services performed.  Pursuant to the Consulting Agreement, Mr. Fraser is contractually restricted from reselling 175,000 shares for a period of 26 months from February 26, 2007.  In addition, the Consulting Agreement restricts Mr. Fraser from resale of 60,000 shares for a period of 24 following the commencement of public trade of the Company’s stock.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Fraser had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On January 9, 2007, we issued an aggregate of 175,000 shares of our Class “A” common stock to Worth Equity Fund, L.P., at a price per share of $0.0857, for an aggregate of $15,000 cash.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Worth Equity Fund, L.P. had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On May 31, 2007 we issued an aggregate of 1,687,500 shares of our Class “A” common stock to Lion Equity, at a price per share of $0.08, for an aggregate of $135,000 cash.  In addition, on September 12, 2007 we issued an aggregate of 2,812,500 shares of our Class “A” common stock to Lion Equity pursuant to the Securities Purchase Agreement.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Lion Equity had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On September 12, 2007, we completed a Regulation D Rule 506 offering in which we sold 9,016,500 shares of common stock to 32 investors, at a price per share of $.03 for an aggregate offering price $270,195. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Sean March	4,000,000
Nicholas G. Kontos	2,250,000
Edward M. Defeudis	830,000
Woodland Hills Fund, SA	600,000
Coral Springs Fund, SA	300,000
Kristin Lee Sirota	10,000
Ann Harvey	10,000
Barry S. Wattenberg	10,000
Lucie Rousse	10,000
Karen E. Gallagher	6,000
Kyan W. Kraus	6,000
Carlos E. Gauch	5,000
Sarah Ferreira	5,000
Caroline Sirota	5,000
Priscila Ferreira	2,500
Gene Defeudis	830,000
Heidi Thompson	5,000
Frank Thompson	5,000
Jonathan Sweet	10,000
Gary Lam	2,500
Frank Dantimo	6,000
Denise M Demarco Dantimo	6,000
Sirota & Associates PA	54,000
JR Acquisitions & Consultants	28,000
Marcos A. Lopez, Jr.	2,500
Olga C. Lopez	2,500
Camila Camargo	2,500
Bizmar Martinez	2,500
Michelle Y. Galletto	2,500
Inversiones G & G Corp.	2,500
Douglas Nicaragua	2,500
Michael L. Price	3,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed on September 12, 2007 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 27. EXHIBITS.

EXHIBIT
NUMBER	DESCRIPTION
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Employment Agreement between Kraig Biocraft Laboratories and Kim Thompson
10.2	Securities Purchase Agreement between Kraig Biocraft Laboratories and Worth Equity Fund, L.P. and Mutual Release.
10.3	Securities Purchase Agreement between Kraig Biocraft Laboratories and Lion Equity
21	Subsidiaries
23.1	Consent of Webb & Company, P.A.
23.2	Consent of Counsel, as in Exhibit 5.1

ITEM 28. UNDERTAKINGS.

(A) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C) Undertaking Required by Regulation S-B, Item 512(f)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(D) Undertaking pursuant to Item 512(g) of Regulation S-B

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser:

1. If the small business issuer is relying on Rule 430B (ss. 230. 430B of this chapter):

(i) Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) (ss. 230. 424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (ss. 230. 424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),(vii), or (x) (ss. 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

2. If the small business issuer is subject to Rule 430C (ss. 230. 430C of this chapter), include the following: Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Lansing, Michigan on September 25, 2007.

KRAIG BIOCRAFT LABORATORIES, INC.

By:	/s/ Kim Thompson
KIM THOMPSON
President, Chief Executive Officer, Principal Financial and Accounting Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kim Thompson and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Kraig Biocraft Laboratories, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed below by the following persons in the capacities and on the dates stated.

By:	/s/ Kim Thompson	President, Chief Executive Officer,
	KIM THOMPSON	Principal Financial and Accounting Officer and Chairman of the Board of Directors